Joby Appoints Toyota Motor North America President and CEO Tetsuo “Ted” Ogawa to the Company’s Board of Directors

Santa Cruz, CA, June 28, 2023 — Joby Aviation, Inc. (NYSE:JOBY), a company developing all-electric aircraft for commercial passenger service, today announced the appointment of Tetsuo “Ted” Ogawa, President and Chief Executive Officer of Toyota Motor North America, Inc., to the Company’s Board of Directors, effective July 1, 2023.

Toyota is Joby’s largest external shareholder, having invested approximately $400 million in Joby since 2020. The long-standing partnership between the two companies has seen them work closely together on a wide range of projects to support the development of Joby’s aircraft, including the design of engineering tools and the layout of Joby’s production facility. Dozens of Toyota engineers work side-by-side with the Joby team in California and, in April, the two companies signed a long-term agreement (
https://www.jobyaviation.com/news/joby-and-toyota-expand-partnership-long-term-supply-agreement/) for Toyota to supply key powertrain and actuation components for the production of Joby’s aircraft.

“Ted is joining our team at a critical moment for the company as we roll the first aircraft off our pilot production line, and look ahead to scaling manufacturing in the months and years to come,” said JoeBen Bevirt, Founder and CEO of Joby. “Toyota has been instrumental in helping us reach this milestone, and their decades-long history of manufacturing quality, reliability, and scalability have informed the world-class manufacturing facility and processes that Joby has built. We are honored to welcome Ted to our Board of Directors.”
Ogawa oversees all business for Toyota’s North America region. Previously, he was executive vice president and chief operating officer, and he has held positions including general manager, China Division, for Toyota Motor Corporation, and coordinator at New United Motor Manufacturing, Inc. (NUMMI), a joint venture between General Motors and Toyota in Fremont, California.
“It has been very rewarding for our engineering team to collaborate with Joby on manufacturing, an innovator in the emerging eVTOL space,” said Ogawa. “Joby has developed incredible technology that will transform air transportation as we know it, and I’m looking forward to working even more closely with the team as we seek to realize our mutual goal of mass production of an eVTOL aircraft, and enable Mobility for All.”

Ogawa will succeed Dr. James Kuffner, CEO and Representative Director of Woven by Toyota, as the Toyota representative on Joby’s Board.

Joby has continued to build its Board with unrivaled industry expertise. Earlier this year, Michael Huerta, former FAA administrator and Delta Board Member, was appointed to the Company’s Board, joining Reid Hoffman, co-founder of LinkedIn and a Partner at Greylock; Aicha Evans, CEO of Zoox; Dipender Saluja, Managing Director of Capricorn Investment Group; Halimah DeLaine Prado, General Counsel of Google; and Laura Wright, former CFO of Southwest Airlines Co. The board is chaired by Paul Sciarra, co-founder of Pinterest.

About Joby

Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft; plans for, and potential benefits of, our strategic partnerships; manufacturing plans; and our business plan, objectives, goals and market opportunity. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Joby Aviation

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Media: press@jobyaviation.com